Exhibit 99.1

Strata Skin Sciences Receives Extension to Stay of Suspension from NASDAQ Listing

Company filed its Annual Report on Form 10-K for the year ended December 31, 2018

Management will host business update call on Wednesday, October 30th at 8:30 am ET

Horsham, PA, October 29, 2019 — STRATA Skin Sciences, Inc. (NASDAQ: SSKN) (“STRATA” or the “Company”), a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing, and marketing innovative products for the treatment of dermatologic conditions, today announced that it has been granted an extension to its stay of suspension from Nasdaq. The Company will continue to trade pending a hearing on November 21, 2019, following which the Nasdaq Hearings Panel will make a decision about the Company’s listing based on its full and complete record at that time.  To be in full compliance with the Nasdaq listing requirements, the Company must be current with its Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, with the SEC.

As part of gaining compliance with the listing requirements, the Company filed its Annual Report on Form 10-K for the year ended December 31, 2018 on October 29, 2019.  Additionally, it projects to file its Quarterly Report on Form 10-Q for the first quarter of fiscal 2019 during the week of November 4, 2019 and its Form 10-Q for the second quarter of fiscal 2019 during the week of November 11, 2019. It further anticipates, based on timeline discussed with its auditors, that the Company will be timely in filing the Quarterly Report on Form 10-Q for the third quarter of fiscal 2019 on November 14, 2019. Should the Company file in this manner, the Company anticipates filing an amendment to its 2018 Annual Report on Form 10-K/A after the filing of the second quarter 10-Q in order to file certain consents by its independent audit firms regarding certain existing registration statements. In doing so, the Company believes it will be in full compliance with this NASDAQ listing requirement ahead of the November 21, 2019 hearing.

Finally, on October 15, 2019, the Company received a waiver from Midcap Financial Trust (“Midcap”) as administrative agent for the lenders (“Lenders”) who are party to the Credit and Security Agreement, dated December 30, 2015, as amended (collectively, the “Credit Agreement”), wherein the Lenders waived compliance with the Company’s obligation to deliver audited financial statements within 120 days of the Company’s year-end pursuant to the Credit Agreement. Upon filing of the 10-K today, the Company delivered the required audited financial statements to Midcap, and the Company is now in compliance with the Credit Agreement covenants.

Management will host a business update call on Wednesday, October 30th at 8:30 am ET; details for the call are as follows:

Conference Call & Webcast

Wednesday, October 30th  @ 8:30am ET

Domestic:          877-451-6152

International:          201-389-0879

Passcode:          13696284

Webcast:          http://public.viavid.com/index.php?id=136895

About STRATA Skin Sciences, Inc. (www.strataskinsciences.com)
STRATA Skin Sciences is a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions. Its products include the XTRAC® excimer laser and VTRAC® lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions; and the STRATAPEN® MicroSystem, marketed specifically for the intended use of micropigmentation.

The Company’s proprietary XTRAC® excimer laser delivers a highly targeted therapeutic beam of UVB light to treat psoriasis, vitiligo, eczema, atopic dermatitis and leukoderma, diseases which impact over 35 million patients in the United States alone. The technology is covered by multiple patents, including exclusive rights for patents for the delivery of treatment to vitiligo patients.

STRATA’s unique business model leverages targeted Direct to Consumer (DTC) advertising to generate awareness and utilizes its in-house call center and insurance advocacy teams to increase volume for the Company’s partner dermatology clinics.

The XTRAC business has used this proven DTC model to grow its domestic dermatology partner network to over 750 clinics, with a worldwide installed base of over 2,000 devices. The Company is able to offer 90% of DTC patients an introduction to physicians prescribing a reimbursable solution, using XTRAC, within a 10-mile radius of their house. The Company is a leader in dermatology in-clinic business generation for its partners.

Safe Harbor
This press release, and oral statements made regarding the subjects of this release contains "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s revenue growth estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing the Company’s ability to generate the anticipated revenue stream, the Company’s ability to generate sufficient cash flow to fund the Company’s ongoing operations and research and development activities beginning at any time in the future, litigation and regulatory proceedings to which the Company might be subject; liabilities related to state sales and use taxes as well as potential derivative liabilities arising from debentures issued in June 2015 and warrants issued in July 2014 and June 2015; the timing of the filing of the Annual Report on Form 10-K for the year ended December 31, 2018 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 and changes to the Company’s results of operations for the periods ended in such filings as compared to previous periods; the Company’s ability to regain compliance with the Nasdaq listing requirements or to a successful outcome from the scheduled hearing before the Nasdaq Hearings Panel to petition against having the Company’s securities delisted,; the Company’s ability to implement business strategies, including its acquisition, business development and comeback strategies; the Company’s acquisition and business development strategy may not be successful in locating advantageous targets; the Company’s ability to successfully integrate any assets, liabilities, customers, systems and management personnel it acquires into its operations and its ability to realize related revenue synergies, strategic gains and cost savings may be significantly harder to achieve, if at all, or may take longer to achieve; potential goodwill impairment charges, future impairment charges and fluctuations in the fair values of reporting units or of assets in the event projected financial results are not achieved within expected time frames; the Company’s debt and debt service requirements which may restrict its operational and financial flexibility, as well as imposing unfavorable interest and financing costs; the Company’s ability to maintain its existing credit facilities or obtain satisfactory new credit facilities; regulatory and political factors or conditions affecting the Company and/or the medical device industry in general; the public’s reaction to the Company’s new advertisements and marketing campaigns under development, and the Company’s ability to build a leading franchise in dermatology and aesthetics, and the Company’s ability to grow revenues and sustain that growth as well as statements expressing optimism or pessimism about future operating results are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, including revenue growth estimates, see the Company’s filings with the Securities and Exchange Commission, including “Cautionary Note Regarding Forward-Looking Statements,” “Item 1A. Risk Factors,” and “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. No undue reliance should be placed on any forward-looking statements.

Investor Contacts:
Matthew Hill, Chief Financial Officer	Matthew Picciano, Managing Director
STRATA Skin Sciences, Inc.	LifeSci Advisors, LLC
215-619-3200	646-889-1200
ir@strataskin.com	mpicciano@lifesciadvisors.com